QuickLinks -- Click here to rapidly navigate through this document

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496

EXHIBIT 10.18

February 25, 2002

The FORTUNE Group
Time, Inc.
Time & Life Building, Rockefeller Center
New York, NY 10020-1393
Attention: Joe Nunziata

Dear Mr. Nunziata:

        Reference is made to the agreement dated as of January 29, 2001 (the "Agreement") by and between Hoover's, Inc. ("Hoover's") and The FORTUNE Group, a division of Time Inc. ("FORTUNE") and, for certain limited purposes, Warner Books Multimedia Corp. ("Warner Books"), as amended July 24, 2001 and September 24, 2001. Hoover's and FORTUNE hereby agree to amend the Agreement upon the terms and conditions set forth herein.

        1.    Section 4.3.1 of the Agreement shall be amended to delete the first full paragraph and substitute the following therefor:

        FORTUNE Datastore. "For the period commencing as of March 1, 2002 and continuing until [*], unless earlier terminated upon thirty (30) days written notice by either party, Hoover's will provide Links on the Hoover's Site in the locations set forth below to fortunedatastore.com ("Fortunedatastore.com"), as follows:"

        2.    Section 4.3.1(ii) of the Agreement shall be amended to add the following:

        "Hoover's will utilize its best efforts to keep the FORTUNE Datastore promotion in the second row of the "Lead Finder" area of the Hoover's site."

        3.    Section 4.3.2(a) of the Agreement shall be deleted in its entirety and the following substituted therefore:

[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. SECTIONS 200.83 AND 230.496

        "FORTUNE shall provide Hoover's with Web Advertising (including, without limitation, banners, newsletters, buttons and pop-ups) for Fortunedatastore.com (the "Datastore Web Advertising"), which shall be incremental advertising to the FORTUNE Advertising Commitment set forth in Section 5.1.1. Hoover's shall use reasonable commercial efforts so that the Datastore Web Advertising will be included, at no charge to FORTUNE, in available inventory on the Hoover's Site, during the six (6) month term set forth in 4.3.1 above. Hoover's shall provide FORTUNE with written monthly traffic reports which shall include impressions of the Datastore Web Advertising where applicable. An "impression" is defined as a served ad. Notwithstanding the foregoing, Hoover's is under no obligation to deliver any minimum number of impressions pursuant to this Section 4.3.2(a).

        4.    Section 4.3.2(b) of the Agreement shall be deleted in its entirety.

        5.    Section 4.3.2(d) shall be amended to substitute "[*]".

        6.    Section 4.3.3 of the Agreement shall be amended to substitute "[*]".

        Except as expressly herein modified, the Agreement dated as of January 29, 2001, as amended, is ratified, confirmed and remains in full force and effect.

        If the foregoing is in accordance with your understanding, please sign where indicated below and return for countersigning.

HOOVER'S INC.
By:
		Name:	Jani F. Spede
		Title:	Sr. Vice President, Sales and Marketing
ACCEPTED AND AGREED:
THE FORTUNE GROUP, a division of Time Inc.
By:
Name:
Title:

[*] Indicates that material has been omitted and confidential treatment requested therefor. All such material has been filed separately with the Commission pursuant to Rule 406.

QuickLinks

  EXHIBIT 10.18